FIRST AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT (this "Amendment"), dated as of August 12, 1997, is entered into between RIVIERA HOLDINGS CORPORATION, a Nevada corporation, and RIVIERA OPERATING CORPORATION, a Nevada corporation (collectively with Riviera Holdings Corporation, "Borrower") and U.S. BANK (formerly known as U.S. BANK OF NEVADA, a Nevada state-chartered commercial bank) (the "Lender").

         WHEREAS, Borrower and the Lender are parties to the Revolving Line of Credit Loan Agreement, dated as of February 28, 1997 (the "Loan Agreement");

         WHEREAS, Borrower has requested that the Lender make certain changes to the Loan Agreement and terminate the Security Agreement, dated February 28, 1997 (the "Security Agreement"), between Borrower and the Lender;

         WHEREAS, the Lender is willing, on the terms set forth herein, to agree to such changes and termination.

         NOW, THEREFORE, the parties hereto agree, for good and valuable consideration, receipt of which is hereby acknowledged, as follows:

         1. Effective on and as of the Effective Date, the Lender agrees to terminate the security interest in favor of the lender which was created under the Security Agreement and Borrower and the Lender agree to terminate the Security Agreement. The Lender agrees to deliver to Borrower, on or prior to the Effective Date, all such financing statements and other executed documents evidencing the termination of such security interest as are requested by Borrower.

         2. Effective on and as of the Effective Date, the Loan Agreement shall be amended as follows:

         (a) The "WHEREAS" clause in the preamble to the Loan Agreement shall be revised by inserting a period after "(the `Maximum Loan Amount')" and deleting the remainder of such clause thereafter.

         (b) The "NOW, THEREFORE" clause in the preamble to the Loan Agreement shall be amended by deleting (i) the phrase beginning with "and be secured by" and ending with "(the `Collateral')", and (ii) the phrase "or secure payment of" in the ninth line thereof, and placing a period after "herewith" in the fifth line thereof.

         (c) All references in the Loan Agreement to the Security Agreement shall be deleted.

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         (d)  Section A.3 shall be amended by deleting:  (a) "the lesser of (a)"
              in the second line thereof and (b) the text of such Section beginning with the semi-colon in the third line thereof through and including "(100%)" in the last line of the last paragraph thereof.

         (e) Section A.4 shall be amended by (a) inserting a period after "party" on the first line of page 3 and deleting the remainder of such Section; and (b) adding the following as new paragraphs thereto:

                   "Lender shall be under no obligation to make any disbursement under the Loan unless Borrower is, as of the date of such Loan, in compliance with the following:

                   (a) Borrower shall maintain a Maximum Leverage Ratio (defined as [average funded debt as of the last day of each month for the quarter then ended] /[earnings before interest, taxes, depreciation and amortization ("EBITDA"), calculated on a rolling four (4) quarter average]) of not greater than 4.75 to 1.00 tested for compliance as of the last day of the most recently ended fiscal quarter of Borrower. The term "funded debt" means, as of any date of determination, without duplication, the sum of (i) all principal indebtedness of Borrower for borrowed money (including debt securities issued by Borrower) on that date, plus (ii) the aggregate amount of the net present value of principal payable by Borrower in respect of capital leases on that date, each as determined in accordance with generally accepted accounting principles; and

                   (b) Borrower shall maintain a Minimum Times Fixed Charge Coverage Ratio (defined as [EBITDA, calculated on a rolling four
              (4) quarter basis] / [the prior year's current portion of long term debt, plus the prior year's current portion of capital lease obligations, plus interest expense calculated on a rolling four
              (4) quarter basis, including capitalized interest and excluding interest on intercompany debt, plus short-term loans (with maturities of twelve (12) months or less]) of not less than 1.50 to 1.00 tested for compliance as of the last day of the most recently ended fiscal quarter of Borrower."

         (f) Clause (v) of Section C.3 shall be deleted and clause (vi) shall be renumbered as clause (v).

         (g)  Paragraphs (a) and (b) of Section C.5 shall be deleted.

         (h) Paragraph (c) of Section C.5 shall be amended by: (a) re-lettering it as paragraph (a), (b) deleting "or additional liens or encumbrances

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              on Borrower's real or personal  property," in the first and second line thereof and (c) inserting the words "for each of Riviera Holdings Corporation and Riviera Operating Corporation" after "$10,000,000" in the second line thereof, and (d) inserting, after "Indenture Agreement" in the third line thereof, the phrase dated as of August 13,1997, between the Borrower and Norwest Bank
              Minnesota, N.A., as trustee, as the same may be extended, refinanced, renewed, replaced, defeased or refunded (collectively, the `Indenture Agreement') and except for indebtedness permitted to be incurred pursuant to the terms of the Indenture Agreement".

         (i) Paragraph (d) of Section C.5 shall be amended by (a) re-lettering it as paragraph (b) and (b) inserting the following after the word "entity" on the second line thereof: "or mergers which are otherwise permitted pursuant to the Indenture Agreement".

         (j) The final paragraph of Section C.5 shall be amended by deleting ", or which are secured by any of the other Loan Documents,".

         (k)  The  following  new  Section  C.7  shall  be  added  to  the  Loan
              Agreement:

              "C.7 Repayment of Loans. If, as of the last day of any fiscal quarterof the Borrower during which any Loans are outstanding under this Agreement, the Borrower is not in compliance with the ratio described in paragraph (a) of Section A.4 of this Agreement (the "Leverage Ratio"), the Borrower shall, within five (5) business days following written demand by Lender, make a principal reduction payment under the Loan in the amount reasonably determined by the Lender to be necessary to place the Borrower in compliance with the Leverage Ratio (the "Compliance Amount"). In the event that Borrower cannot, as the result of making such principal reduction payment, return to compliance with the Leverage Ratio, of if the Compliance Amount exceeds the then outstanding principal amount of the Loan, together with accrued interest thereon, the Borrower shall, within five (5) business days following written demand by Lender, repay the then outstanding principal amount of the Loan, together with accrued interest thereon. In no event shall any repayment required in this Section reduce the Maximum Loan Amount under this Agreement."

         (l) The text of Section E.3 shall be deleted and replaced by "[Reserved]."

         3. This Amendment shall become effective on the date on which Riviera Holdings Corporation issues its 10% First Mortgage Notes due 2004 pursuant to the Indenture Agreement.

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

         4. Except as amended hereby, the Loan Agreement shall continue in full force and effect in accordance with its terms.

         5. This Amendment shall be governed by and construed in accordance with the laws of Nevada.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                        RIVIERA HOLDINGS CORPORATION


                                        By: _______________________________

                                        RIVERA OPERATING CORPORATION


                                        By: _______________________________

                                        U.S. BANK


                                        By: _______________________________

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